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                                GLOBECOMM SYSTEMS INC.
                       NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                                AUTOMATIC STOCK OPTION


         Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Globecomm Systems Inc. (the "Corporation"):

         OPTIONEE:
                    -------------------------------------------------

         GRANT DATE:
                      -----------------------------------------------

         EXERCISE PRICE:  $                                 per share
                            -------------------------------

         NUMBER OF OPTION SHARES:                       shares
                                   --------------------

         EXPIRATION DATE:
                           ------------------------------------------

         TYPE OF OPTION:  Non-Statutory Stock Option

         EXERCISE SCHEDULE: The Option shall become exercisable in a series of three (3) successive equal annual installments upon Optionee's completion of each year of service as a member of the Corporation's Board of Directors (the "Board") over the three (3)-year period measured from the Grant Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Board service.

         Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Globecomm Systems Inc. 1997 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

         NO IMPAIRMENT OF RIGHTS. Nothing in this Notice or in the attached Automatic Stock Option Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

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         DEFINITIONS.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED:                            199
       -------------------------     --

                             GLOBECOMM SYSTEMS INC.


                             By:
                                       -----------------------------------
                             Title:
                                       -----------------------------------

                                       -----------------------------------
                                                    OPTIONEE

                             Address:
                                       -----------------------------------

                                       -----------------------------------

ATTACHMENTS
EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT


                                      2.
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                                      EXHIBIT A

                           AUTOMATIC STOCK OPTION AGREEMENT